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                                                                    Exhibit 99.7


                                           April 23, 2002



United Investors Life Insurance Co.
2001 Third Avenue South
Birmingham, AL 35233

         RE: United Investors Life Variable Account (Advantage I)
             Form S-6 File No. 33-11465
             --------------------------

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 17 to the Registration Statement on Form S-6 filed by United Investors Life Insurance Company for certain variable life policies (File No. 33-11465). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            Very truly yours,

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                             By: /s/Frederick R. Bellamy
                                                 -----------------------
                                                 Frederick R. Bellamy

FRB:dk